UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2022

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MIMO WS	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $12.50 per share	MIMO WSA	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $15.00 per share	MIMO WSB	NYSE American
Warrants, exercisable for shares of common stock at an exercise price of $17.50 per share	MIMO WSC	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2022, Airspan Networks Holdings Inc. (the “Company”), Airspan Networks Inc., the Company’s wholly-owned direct subsidiary (“Legacy Airspan”), and certain of the Company’s other subsidiaries who are party to the Credit Agreement, dated as of December 30, 2020, among the Company, as holdings, Legacy Airspan, as borrower, certain subsidiaries of Legacy Airspan, as guarantors, the lenders from time to time party thereto and DBFIP ANI LLC (“Fortress”), as administrative agent and collateral agent, as previously amended, restated, amended and restated, supplemented and otherwise modified (the “Fortress Credit Agreement”), entered into a Third Amendment and Waiver to Credit Agreement and Other Loan Documents, relating to the Fortress Credit Agreement, with certain lenders party thereto and Fortress, as administrative agent, collateral agent and note agent (the “Fortress Credit Agreement Amendment”). In addition, on March 29, 2022, the Company and certain of the Company’s subsidiaries who are party to the Senior Secured Convertible Note Purchase and Guarantee Agreement, dated as of July 30, 2021, among the Company, as issuer, certain subsidiaries of the Company, as guarantors, Fortress, as agent, collateral agent and trustee, and FIP UST LP, Drawbridge Special Opportunities Fund LP, DBDB Funding LLC, Fortress Lending II Holdings L.P., FLF II Holdings Finance L.P., Fortress Lending Fund II MA-CRPTF LP, Fortress Lending I Holdings L.P. and FLF I Holdings Finance L.P. (collectively, the “Holders”), as previously amended, amended and restated, supplemented and otherwise modified (the “Convertible Note Purchase Agreement’), entered into a First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, relating to the Convertible Note Purchase Agreement and the senior secured convertible notes previously issued thereunder (collectively, the “Convertible Notes”), with Fortress, as agent, collateral agent, trustee and term loan agent, and the Holders (the “Convertible Note Purchase Agreement Amendment” and, together with the Fortress Credit Agreement Amendment, collectively, the “Amendments”).

Pursuant to the Amendments, (a) the waivers as of December 31, 2021, previously granted with respect to (i) certain financial covenants contained in and (ii) any prospective default that would have arisen as a result of a failure to comply or deliver reporting that evidences compliance with the Fortress Credit Agreement and the Convertible Note Purchase Agreement, in each case, were reaffirmed, and (b) the financial covenants included in the Fortress Credit Agreement and the Convertible Note Purchase Agreement were amended to (i) increase the minimum liquidity requirement to an amount between $15.0 million and $20.0 million, depending on Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) performance levels and whether a default or event of default exists under the applicable agreement, (ii) decrease the minimum last twelve-month revenue requirements and (iii) decrease the minimum last twelve-month EBITDA requirements.

In addition, pursuant to Convertible Note Purchase Agreement Amendment, the Convertible Notes were amended and restated to (i) decrease the current price at which the Convertible Notes, together with all accrued but unpaid interest thereon, may be converted, at the option of the holder thereof, into shares of common stock of the Company (the “Conversion Price”) to $8.00, (ii) make corresponding changes to the applicable make-whole amounts to be paid in connection with applicable repurchases and redemptions of the Convertible Notes under the Convertible Note Purchase Agreement, (iii) provide that if, during the period commencing on and including the date of the Convertible Note Purchase Agreement Amendment and ending on and including the 15-month anniversary of the date of the Convertible Note Purchase Agreement Amendment, there is no 30 consecutive trading day-period during which the average of the daily volume weighted average price of the Company’s common stock (“Daily VWAP”) for such 30 consecutive trading day-period (after excluding the three highest and the three lowest Daily VWAPs during such period) equals or exceeds $10.00 (as adjusted for stock splits, stock combinations, dividends, distributions, reorganizations, recapitalizations and the like), the Conversion Price will be reduced to the amount that the Conversion Price would otherwise have been had the Conversion Price been $6.00 on the date of the Convertible Note Purchase Agreement Amendment and (iv) amend the provisions of the Convertible Notes providing for redemption at the option of the Company to provide that, on or after August 13, 2023, the Convertible Notes will be redeemable, in whole or in part, by the Company for cash, shares of the Company’s common stock or any combination thereof, at the Company’s option, if the last reported sale price of the Company’s common stock has been at least 130% of the “triggering price” then in effect for the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption to the holders of Convertible Notes. The amended and restated Convertible Notes set the initial “triggering price” at $12.50, which triggering price is subject to adjustment in the same manner and at the same times as the Conversion Price is adjusted pursuant to the terms of the Convertible Notes, except that no adjustment will be made to the triggering price in connection with the adjustment to the Conversion Price contemplated by clause (iii) above.

Legacy Airspan is required to pay certain fees in connection with the Fortress Credit Agreement Amendment, which fees will be paid by increasing the aggregate principal amount of outstanding loans under the Fortress Credit Agreement by a corresponding amount.

SoftBank Group Capital Limited (“SoftBank”) has an indirect, non-controlling beneficial interest in Fortress and an indirect, non-controlling beneficial interest in each Holder. For a description of the relationship between the Company and SoftBank, see the section of the prospectus filed by the Company with the Securities and Exchange Commission on October 27, 2021 (the “Prospectus”) entitled “Certain Relationships and Related Person Transactions — Legacy Airspan — Equity Financings — SoftBank” beginning on page 82 thereof, which description is incorporated herein by reference.

The foregoing descriptions of the Fortress Credit Agreement Amendment, the Convertible Note Purchase Agreement Amendment and the amended and restated Convertible Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Fortress Credit Agreement Amendment, the Convertible Note Purchase Agreement Amendment and the form of amended and restated Convertible Note, copies of which are included as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Fortress Credit Agreement, as in effect prior to the Fortress Credit Agreement Amendment, is described in the Prospectus in the section entitled “Certain Relationships and Related Person Transactions —Airspan — Amended Credit Agreement” beginning on page 77 thereof, and the Convertible Note Purchase Agreement and the Convertible Notes, as in effect prior to the Convertible Note Purchase Agreement amendment, are described in the Prospectus in the section entitled “Certain Relationships and Related Person Transactions —Airspan — Convertible Notes” beginning on page 77 thereof, and such descriptions are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 is incorporated herein by reference. On August 13, 2021, the Company issued $50,000,000 aggregate principal amount of Convertible Notes. The shares of common stock of the Company to be issued upon the conversion of the Convertible Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Third Amendment and Waiver to Credit Agreement and Other Loan Documents, dated as of March 29, 2022, by and among Legacy Airspan, as borrower, the Company, as holdings, certain of the Company’s other subsidiaries who are party to the Fortress Credit Agreement, as guarantors, the lenders party thereto and Fortress, as administrative agent and collateral agent
10.2	First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, dated as of March 29, 2022, by and among the Company, as issuer, certain of the Company’s subsidiaries who are party to the Convertible Note Purchase Agreement, as guarantors, the Holders and Fortress, as agent, collateral agent and trustee
10.3	Form of Amended and Restated Convertible Note (incorporated by reference to Annex A of the First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents filed as Exhibit 10.2 to this Current Report on Form 8-K)
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2022	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amendment and Waiver to Credit Agreement and Other Loan Documents, dated as of March 29, 2022, by and among Legacy Airspan, as borrower, the Company, as holdings, certain of the Company’s other subsidiaries who are party to the Fortress Credit Agreement, as guarantors, the lenders party thereto and Fortress, as administrative agent and collateral agent
10.2	First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents, dated as of March 29, 2022, by and among the Company, as issuer, certain of the Company’s subsidiaries who are party to the Convertible Note Purchase Agreement, as guarantors, the Holders and Fortress, as agent, collateral agent and trustee
10.3	Form of Amended and Restated Convertible Note (incorporated by reference to Annex A of the First Amendment and Waiver to Senior Secured Convertible Note Purchase and Guarantee Agreement and Other Note Documents filed as Exhibit 10.2 to this Current Report on Form 8-K)
104	Cover Page Interactive Data File

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